CONSENT OF INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 33-81561) of Amstar Investment Trust (formerly, Valenzuela Capital Trust) and to the use of our report dated October 22, 2002 on the financial statements of Val Cap Mid Cap Fund of the Valenzuela Capital Trust, incorporated by reference therein.





                                              /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
January 30, 2003